REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of the 7th day of October, 2022, by and between Joby Aviation, Inc., a Delaware corporation (the “Company” or “Joby”) and Delta Air Lines, Inc., a Delaware corporation (the “Investor” and together with Joby, the “Parties”).
RECITALS
WHEREAS, this Agreement is being entered into in connection with that certain Umbrella Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”) by and among Joby, Joby Aero, Inc., and the Investor;
WHEREAS, in connection with the transactions contemplated by the Transaction Agreement, Joby is issuing to the Investor in a private placement, 11,044,232 shares (the “Initial Shares”) of Joby’s $0.0001 per share par value common stock (the “Common Stock”) at a per-share purchase price equal to $5.4327 for an aggregate purchase price of Sixty Million United States Dollars ($60,000,000);
WHEREAS, in connection with the transactions contemplated by the Transaction Agreement, subject to the adjustments provided in the Warrant Agreement, dated as of the date hereof, between Joby and Investor, Joby is issuing to the Investor in a private placement warrants entitling, but not obligating, the Investor to purchase an aggregate of Twelve Million Eight Hundred Thirty-Three Thousand Three Hundred Thirty-Three (12,833,333) warrants in two tranches, the first tranche warrants (the “First Tranche Warrants”) of which will permit the Investor to purchase Seven Million (7,000,000) shares of Joby Common Stock at an exercise price of Ten Dollars ($10) per share (the “First Tranche Exercise Price”), and the second tranche warrants (the “Second Tranche Warrants” and collectively with the First Tranche Warrants, the “Warrants”) of which will permit the Investor to purchase Five Million Eight Hundred Thirty-Three Thousand Three Hundred and Thirty-Three (5,833,333) shares of Joby Common Stock at an exercise price of Twelve Dollars ($12) per share (the “Second Tranche Exercise Price”);
WHEREAS, (i) each First Tranche Warrant entitles the holder thereof to purchase one share of Joby Common Stock at the First Tranche Exercise Price, and (ii) each Second Tranche Warrant entitles the holder thereof to purchase one share of Joby Common Stock at the Second Tranche Exercise Price (all such shares of Common Stock whether purchased at the First Tranche Exercise Price or the Second Tranche Exercise Price, the “Underlying Shares”); and
WHEREAS, the Parties desire to enter into this Agreement to establish certain rights of the Investor with respect to the Initial Shares and the Underlying Shares.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties agree as follows:

1.Definitions. For purposes of this Agreement:
1.1“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, is Controlled by, Controls or is under common Control with such specified Person.
1.2“Board” means the board of directors of the Company.
1.3“Bylaws” means the bylaws of the Company as in effect from time to time.
1.4“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.
1.5“Common Stock” means the Company’s common stock, par value $0.0001 per share.
1.6“Confidential Information” means any and all technical and non-technical non-public or otherwise proprietary information a party or its Affiliates provides to the other party or its Affiliates hereunder that is marked or otherwise identified at the time of disclosure as confidential or proprietary, or that would reasonably be expected to be confidential or proprietary based on the nature of the information or the context of its disclosure, including information pertaining to intellectual property rights, inventions, know-how, ideas, designs, drawings, models, schematics, sketches, bills of material, procurement information, customer lists, vendor lists, employee and contractor information, techniques, processes, algorithms, formulae, source code, technical documentation, specifications, plans or any other information relating to any current, future, or proposed products, technologies, or services, research projects, works in process, future development, scientific, engineering, manufacturing, marketing or business plans or financial or personnel matters relating to either Party or its Affiliates or their present or future products, sales, suppliers, customers, employees, investors or business, whether in written, oral, graphic or electronic form.
1.7“Control” or “Controlled” means the ability to control the management or day-to-day affairs of an entity, whether by ownership, contract or otherwise.
1.8“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
1.9“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
1.10“Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
1.11“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
1.12“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.
1.13“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
1.14“Person” means any individual, general partnership, limited partnership, limited liability company, limited liability partnership, joint venture, firm, corporation, association, incorporated organization, unincorporated organization, trust or other enterprise, or any governmental authority.
1.15“Personnel” means, with respect to a Person, the employees, directors, officers, representatives, agents, and contractors of such Person, or any of the foregoing.
1.16“Registrable Securities” means the Common Stock comprising the Initial Shares and any Underlying Shares (but only to the extent that such Underlying Shares (x) relate to a Warrant that is then exercisable, or (y) have been exercised).
1.17“Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.
1.18“SEC” means the Securities and Exchange Commission.
1.19“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.20“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
1.21“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
1.22“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for Investor, except for the fees and disbursements of the selling Investor’s counsel (as defined herein) borne and paid by the Company as provided in Subsection 2.6.
2.Registration Rights. The Company covenants and agrees as follows:
2.1Demand Registration.
(a)Form S-1 Demand. Upon demand, with respect to the Initial Shares, and, with respect to any Underlying Shares at any time after ninety (90) days after the exercise of the Underlying Shares, if the Company receives a request from the Investor that the Company file a Form S-1 registration statement with respect to all or any portion of such outstanding Registrable Securities of Investor having an anticipated aggregate offering price, net of Selling Expenses, of at least $20 million, then the Company shall as soon as reasonably practicable, and in any event no later than ninety (90) days after the date such request is given by the Investor, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Investor has requested to be registered, subject to the limitations of Subsections 2.1(c), 2.1(d) and 2.3.
(b)Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from the Investor that the Company file a Form S-3 registration statement with respect to all or any portion of the outstanding Registrable Securities of Investor having an anticipated aggregate offering price, net of Selling Expenses, of at least $10 million, then the Company shall as soon as reasonably practicable, and in any event no later than forty-five (45) days after the date such request is given by the Investor, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by the Investor, subject to the limitations of Subsections 2.1(c), 2.1(d), and 2.3.
(c)Notwithstanding the foregoing obligations, if the Company furnishes to Investor requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure by the Company of material non-public information of the Company that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Investor is given; provided, however, that the Company may not (x) invoke this right more than twice in any twelve (12) month period, (y) defer taking action with respect to any filing under this Subsection 2.1(c) for an aggregate period exceeding ninety (90) days during any twelve (12) month period, or (z) register any securities for its own account or that of any other stockholder during any such period during which the Company is deferring taking action pursuant to this Subsection 2.1(c) with respect to a filing requested by Holder other than an Excluded Registration.
(d)The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) subject to the last sentence of this Subsection 2.1(d), after the Company has effected two (2) registrations pursuant to Subsection 2.1(a); or (iii) if the Investor proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Investor withdraws its request for such registration and forfeit its right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d). Notwithstanding anything in this Agreement to the contrary, if at any time after the Company has effected two (2) registrations pursuant to Subsection 2.1(a) the Investor desires the Company to effect a registration under this Section 2.1, the Investor shall be entitled to request, and the Company shall be obligated to effect, a registration pursuant to Subsection 2.1(a) notwithstanding the limitation to two (2) registrations under Subsection 2.1(a) above under this Subsection 2.1(d) (the “Additional S-1 Registration”), provided, however, that (1) all unregistered Issued Shares and exercised Underlying Shares then held by Investor must be included in such Additional S-1 Registration, and (2) the Company shall only be obligated by application of this sentence to effect up to one (1) Additional S-1 Registration (for an aggregate total of three (3) registrations pursuant to Subsection 2.1(a)).

2.2Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Investor) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give Investor notice of such registration. Upon the request of Investor given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that Investor has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not Investor has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.
2.3Underwriting Requirements.
(a)If, pursuant to Subsection 2.1, the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, Investor shall so advise the Company as a part of its request made pursuant to Subsection 2.1. In the event of demand registrations pursuant to Subsection 2.1(a) and Subsection 2.1(b), the underwriter(s) will be jointly selected by the Company and Investor, provided, however, that in the event of registrations pursuant to Subsection 2.2, the underwriter(s) will be selected by the Company in its sole discretion. In such event, the right of Investor to include Investor’s Registrable Securities in such registration shall be conditioned upon Investor’s participation in such underwriting and the inclusion of such Registrable Securities in the underwriting to the extent provided herein. Investor shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting, provided, however, that neither Investor nor any permitted assignee thereof shall be required to make any representations, warranties or indemnities except as they relate to Investor’s ownership of shares and authority to enter into the underwriting agreement and to Investor’s intended method of distribution, provided, further, that if the underwriter selected for the registration pursuant to this Subsection 2.3(a) requires that the Investor provide additional non-operational representations, warranties or indemnities that are customary and market standard at the time of such request, Investor shall make or provide such requested non-operational representations, warranties or indemnities to the extent being made by all other stockholders participating in the underwritten offering. The liability of Investor shall be several and not joint in all cases (except that if Investor has assigned any of its Registrable Securities to any Affiliates, the liability of Investor with respect to the representations, warranties and indemnities shall be joint and several with such Affiliates), and limited in all cases except for fraud or intentional misconduct by Delta, to an amount equal to the net proceeds from the offering received by Investor (and received by such of its Affiliates, if any). Notwithstanding any other provision of this Subsection 2.3, if the underwriter(s) advise(s) the Investor in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Company and Investor shall promptly confer in good faith to agree upon the number of such Registrable Securities that may be included in the underwriting based on advice received from such underwriter(s).

(b)In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of such Registrable Securities in such underwriting unless the Investor accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion advise will not jeopardize the success of the offering by the Company. If the total number of securities, including such Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be reduced proportionally (with respect to all other shares of the Company’s capital stock included or to be included in such underwriting, other than securities to be sold by the Company). Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are also reduced proportionately in the offering, or (ii) the number of such Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, Investor and Investor’s Controlled Affiliates shall be deemed to be a single “selling Investor,” and any pro rata reduction with respect to such “selling Investor” shall be based upon the aggregate number of Registrable Securities owned by Investor and its Controlled Affiliates.
(c)For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Investor has requested to be included in such registration statement are actually included.
2.4Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Investor, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Investor refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to ninety (90) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;
(b)prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
(c)furnish to the selling Investor such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the disposition of such Registrable Securities;
(d)use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by Investor; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(e)in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(f)use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on the NYSE or such other national exchange or trading system as the Common Stock may then trade;
(g)provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(h)upon reasonable advance written notice by Investor, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by Investor, cause the Company’s officers, directors, employees, and independent accountants to make available information reasonably requested by Investor or any such underwriter, attorney, accountant or agent, in each case, solely as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith; provided, however, that the Company shall have no obligation to make available any confidential information subject to privilege or otherwise restricted by applicable law;
(i)notify Investor promptly after the Company receives notice thereof of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)after such registration statement becomes effective, notify Investor of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.
2.5Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of Investor that Investor shall furnish to the Company such information regarding itself, such Registrable Securities held by it, the intended method of disposition of such securities and such other information as is reasonably required to effect the registration of Investor’s Registrable Securities.
2.6Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Investor (in which case Investor shall bear such expenses), unless Investor agrees to forfeit its right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, Investor shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Investor at the time of its request and has withdrawn the request with reasonable promptness after learning of such information then Investor shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b). All Selling Expenses relating to such Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Investor.
2.7Delay of Registration. Investor shall have no right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.8Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:
(a)To the extent permitted by law, the Company will indemnify and hold harmless Investor, and the partners, officers and directors of Investor, legal counsel and accountants for Investor, any underwriter (as defined in the Securities Act) for Investor; and each Person, if any, who Controls Investor, and any other underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Investor, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Investor, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration except to the extent such information has been corrected in a subsequent writing prior to the date that the registration statement related to the sale of Registrable Securities to the Person asserting the claim was filed.
(b)To the extent permitted by law, Investor will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Investor selling securities in such registration statement, and any controlling Person of any such underwriter or other Investor, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Investor expressly for use in connection with such registration and has not been corrected in a subsequent writing prior to the date that the registration statement related to the sale of Registrable Securities to the Person asserting the claim was filed; and each such selling Investor will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by Investor by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by Investor (net of any Selling Expenses paid by Investor), except in the case of fraud or willful misconduct by Investor.
(c)Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.
(d)To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Investor will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by Investor pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall Investor’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by Investor pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by Investor (net of any Selling Expenses of Investor), except in the case of willful misconduct or fraud by Investor.
(e)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.

(f)Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Investor under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.
2.9Reports Under Exchange Act. With a view to making available to the Investor the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a)use reasonable best efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144 at all times;
(b)use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
(c)furnish to Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
2.10Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Investor, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of Investor that are included.
2.11 “Market Stand-off” Agreement. Investor hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the

Company and the managing underwriter (such period not to exceed ninety (90) days or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Registrable Securities, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or pursuant to a trading plan pursuant to Rule 10b5-1 in effect as of the date the lock-up period commences, and shall be applicable to the Investor only if all officers and directors of the Company are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than five percent (5%) of the Company’s outstanding Common Stock. The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Investor further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto.
2.11Restrictions on Transfer. Investor agrees:
(a)Such Registrable Securities shall not be sold, pledged, or otherwise transferred except to a wholly-owned subsidiary of Investor, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, other than to a wholly-owned subsidiary of Investor, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Investor will cause any proposed purchaser, pledgee, or transferee and the Registrable Securities held by Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any purchaser of shares pursuant to an effective registration statement to be bound by the terms of this Agreement.
(b)Each certificate, instrument, or book entry representing (i) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:
THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933 AS AMENDED. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.
THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
Investor consents to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.
(c)The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Investor thereof shall give notice to the Company of Investor’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at Investor’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Investor of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Investor to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any sale in compliance with SEC Rule 144 (in which case Investor shall not be required to provide the prior notice described above of such sale to the Company); or (y) in any transaction in which Investor distributes Restricted Securities to an Affiliate of Investor for no consideration; provided that, with respect to transfers under the foregoing clause (y), each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate, instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for Investor and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13Termination of Registration Rights. The right of Investor to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:
(a)the closing of the sale of substantially all of the assets of the Company to a non-Affiliate of the Company, or the closing of the sale of more than 50% of the economic and voting interest in the capital stock of the Company, whether through a sale to a non-Affiliate or a merger or consolidation where more than 50% of the securities of the surviving entity are held by Persons who do not own capital stock of the Company prior to such transaction, in each case, only if (x) the Investor’s shares of Common Stock in the Company are acquired in any such transaction in consideration for cash and/or publicly traded securities, or if (y) Investor receives registration rights from the acquiring company or other successor to the Company reasonably comparable to those set forth in Subsection 2.1 and Subsection 2.2 ; and
(b)such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of Investor’s shares without limitation during a three-month period without registration.
3.Confidentiality.
3.1Obligations. Each Party and its Affiliates (each, a “Receiving Party”) will maintain in confidence all Confidential Information disclosed to it by the other Party, its Affiliates or its or their Personnel (the “Disclosing Party”) in connection with this Agreement, the Warrants, any subscription agreement among any Receiving Party and any Disclosing Party, the Transaction Agreement and the transactions contemplated hereby and thereby (the “Governing Agreements”). Each Receiving Party agrees not to use, disclose, or grant use of such Confidential Information except for purposes of the activities expressly authorized in by a Governing Agreement. Each Receiving Party agrees to disclose the Confidential Information of the Disclosing Party only to its Personnel who have a reasonable need to know such Confidential Information specifically for purposes of any of the Governing Agreements or for any other purposes expressly permitted by the Governing Agreements, and who have agreed to be bound by written confidentiality and non-use obligations substantially similar to the terms of this Section 3 (including applicable professional standards of conduct). Each Receiving Party agrees to use at least the same standard of care as it uses to protect its own confidential information of a similar nature to protect such Confidential Information from unauthorized use or disclosure and to ensure that such Personnel do not disclose or make any unauthorized use of such Confidential Information, but in no event less than reasonable care. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Disclosing Party's Confidential Information by a Receiving Party.
3.2Exceptions. The obligations set forth in Section 3.1 shall not apply to the extent that such information: (a) was already known to a Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by a Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to a Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure to a Receiving Party other than through any act or omission of a Receiving Party in breach of this Agreement or any other Governing Agreement; (d) was disclosed to a Receiving Party, other than under an obligation of confidentiality by a third party who was not known by a Receiving Party to be under an obligation to a Disclosing Party not to disclose such information to others; or (e) was developed independently by a Receiving Party without any use of or reference to the Confidential Information of a Disclosing Party.
3.3Required Disclosures. Notwithstanding Section 3.1, the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that it is required to be disclosed by applicable law or a valid order of a court or other governmental authority, provided that the Receiving Party gives the Disclosing Party prompt prior written notice to the extent legally permissible so that the Disclosing Party has a reasonable opportunity to contest or limit such disclosure, and reasonably cooperates with the Disclosing Party in any such efforts. If prompt prior written notice cannot be given pursuant to Section 3.3(a), the Receiving Party shall use commercially reasonable efforts to seek to obtain a protective order or other appropriate confidential treatment for such Confidential Information.
3.4Return of Confidential Information. Upon a Disclosing Party's written request, and in any event following the termination or expiration of all (but not less than all) of the Governing Agreements, the Receiving Party shall promptly return or destroy the Disclosing Party’s Confidential Information.
3.5Conflict. In the event that the provisions of this Section 3 conflict with the provisions of any other Governing Agreement with respect to the treatment of confidential information concerning the matters expressly addressed in such other Governing Agreement, the conflicting provisions of such other Governing Agreement shall control with respect to such matters.
4.Miscellaneous.
4.1Successors and Assigns. The rights under this Agreement may be assigned by Investor to a transferee of Registrable Securities that (i) is an Affiliate of Investor; (ii) is a Person that acquires substantially all of the assets of Investor, so long as Investor has, immediately prior to such acquisition, material assets and/or operations other than the Company’s capital stock; or (iii) is a Person who, through a merger consolidation, recapitalization, sale of equity interests or other transaction or series of transactions involving Investor, owns in the surviving entity after the closing a majority of the outstanding equity interests when it did not own a majority of the equity interests in Investor immediately prior to such transaction, so long as Investor or the other affiliates of Investor involved in such transactions and which such Person controls after the closing had material assets and/or operations other than the Company’s capital stock immediately prior to such closing; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. Upon any permitted assignment of this Agreement, the assignee thereof shall be deemed to be “Investor” for all purposes and will be deemed to be a direct party to this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
4.2Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof that would require the application of the laws of any other jurisdiction.
4.3Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
4.4Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
4.5Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered, if delivered in person; (ii) on the fifth (5th) business day after dispatch by registered or certified mail; or (iii) on the next business day if transmitted by national overnight courier, in each case as follows (or at such other address for a Party as shall be specified by like notice):
If to the Company:
Joby Aero, Inc.
2155 Delaware Avenue, Suite 225
Santa Cruz, CA 95060
Attn: Legal

with copies (which shall not constitute notice), to:

Holland & Knight, LLP
1650 Tysons Boulevard, Suite 1700
Tysons, VA 22102
Attention: David S. Cole, Esq.
Email: david.cole@hklaw.com

If to Investor:

Delta Air Lines, Inc.
1030 Delta Boulevard
Atlanta, GA 30354
Dept. 981
Attn: Chief Legal Officer

with copies (which shall not constitute notice), to
Eversheds Sutherland (US) LLP
999 Peachtree Street NE, Suite 2400
Atlanta, GA 30309
Attn: Brian Murphy and Hunter Raines
4.6Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively), only with the written consent of the Company and the Investor; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Any amendment, modification, termination, or waiver of any term of this Agreement effected in accordance with this Subsection 4.6 shall be binding on all parties hereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
4.7Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
4.8Aggregation of Stock. All shares of Registrable Securities held or acquired by Investor’s Affiliates shall be aggregated together for the purpose of determining the availability of any rights of Investor under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.
4.9Entire Agreement. This Agreement (including the schedule hereto) and the agreements contemplated hereby, including the Governing Agreements, constitute the entire agreement of the parties with respect to the subject matter of said agreements, and said agreements supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter thereof. This Agreement shall not confer any rights or remedies upon any person other than the Parties, and their respective successor and permitted assigns.
4.10Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state and federal courts located in the Borough of Manhattan in New York, New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in such state and federal courts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
4.11WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER GOVERNING AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
4.12Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.
COMPANY:
JOBY AVIATION, INC.
By:    /s/ JoeBen Bevirt
Name: JoeBen Bevirt
Title: Chief Executive Officer

Signature Page to Registration Rights Agreement

INVESTOR:
DELTA AIR LINES, INC.

By:    /s/ Michelle R. Horn
Name: Michelle R. Horn
Title: Chief Strategy Officer & SVP
Signature Page to Registration Rights Agreement